UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 742-5531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07           Submission of Matters to a Vote of Security Holders.

At our 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”) 110,510,342 shares of the Company’s common stock were outstanding and entitled to vote at the meeting and 97,741,490 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the 2019 Annual Meeting, as well as the results of the votes cast at the meeting:

1.             To elect as Directors the ten nominees listed below and named in the Company’s Proxy Statement for one-year terms expiring in 2020.

Nominee	For	Against	Abstain	Broker Non-Vote
Delaney M. Bellinger	87,740,064	295,656	48,935	9,656,835
Kevin G. Cramton	87,120,402	915,694	48,559	9,656,835
Randy A. Foutch	84,056,798	2,274,700	1,753,157	9,656,835
Hans Helmerich	86,267,756	1,780,391	36,508	9,656,835
John W. Lindsay	87,110,442	935,598	38,615	9,656,835
Jose R. Mas	77,856,934	10,169,374	58,347	9,656,835
Thomas A. Petrie	87,080,622	944,653	59,380	9,656,835
Donald F. Robillard, Jr.	87,119,418	907,068	58,169	9,656,835
Edward B. Rust, Jr.	85,290,941	2,734,908	58,806	9,656,835
John D. Zeglis	85,229,225	2,795,242	60,188	9,656,835

2.             To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2019.

For	Against	Abstain	Broker Non-Vote
95,451,763	1,858,952	430,775	0

3.             To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
84,898,293	3,012,517	173,845	9,656,835

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

Date: March 6, 2019	By:	/s/ Debra R. Stockton
	Name:	Debra R. Stockton
	Title:	Corporate Secretary